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                                                                       EX-99.B11
                                                               Exhibit 24(b)(11)




               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 60 to the Registration Statement (Form N-1A) (No. 2-37707) of Delaware Group Income Funds, Inc. of our report dated September 4, 1998 included in the 1998 Annual Report to shareholders.




/s/Ernst & Young LLP
---------------------
Ernst & Young LLP


Philadelphia, Pennsylvania
September 28, 1998